UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11, 2008

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California                                                                                                                                  90064
                                   (Address of principal executive offices)                                                                                                                             (Zip Code)

Registrant’s telephone number, including area code:  (310) 481-8400

                                                      N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 11, 2008, the Board of Directors (the “Board”) of Kilroy Realty Corporation (the “Company”) adopted and approved the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to be effective immediately.  The Amended Bylaws revise the Company’s existing Bylaws to (1) incorporate a prior amendment; (2) clarify the procedures by which a stockholder may request a special meeting; (3) clarify the procedures for the organization and conduct of stockholder meetings; (4) clarify that, except for proposals properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, the advance notice bylaw provisions apply to all stockholder proposals and nominations of candidates for election as directors, and the procedures set forth in such advance notice bylaw provisions shall be the exclusive means for a stockholder to properly bring business before an annual meeting of stockholders; (5) require stockholders who provide advance notice of proposals or nominations to provide additional information to the Company as part of such notice, including information regarding the stockholder’s beneficial ownership of derivative, swap, hedge, repurchase, short or similar positions with respect to the Company’s securities; and (6) make certain other technical amendments.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.(ii)1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.(ii)1	Second Amended and Restated Bylaws of the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: December 11, 2008
	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

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EXHIBIT INDEX

Exhibit Number		Description

3.(ii)1	*	Second Amended and Restated Bylaws of the Registrant

*	Filed herewith.

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